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                                                                    EXHIBIT 10.2













                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                             THE COUNTY OF DONA ANA

                             THE CITY OF LAS CRUCES
                                   ("LESSORS")

                                       AND

                             PHC - LAS CRUCES, INC.

                            DATED AS OF MAY 19, 2004







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                                TABLE OF CONTENTS


                                                                                             Page
1.  Lease of Premises and Equipment............................................................1

2.  Term; Right of Termination; No Alienation of Premises; Conveyance Requirements.............2
    2.1         Term...........................................................................2
    2.2         Right to Terminate.............................................................2
    2.3         No Alienation of Premises......................................................2
    2.4         Conveyance Requirements........................................................3

3.  Amount and Manner of Payment of Rent.......................................................4

4.  Covenants of Lessee and Lessors............................................................4
    4.1         Maintenance and Repair.........................................................4
    4.2         Taxes and Utilities............................................................5
    4.3         Compliance With Laws...........................................................5
    4.4         Insurance......................................................................6
    4.5         Surrender of Premises..........................................................6
    4.6         Use of Premises................................................................7
    4.7         Waiver of Subrogation..........................................................7
    4.8         Remedies for Breach of Contract................................................7
    4.9         Annual Review..................................................................7
    4.10        Expanded Care Payments.........................................................8

5.  Title and Condition of Premises and Equipment..............................................8
    5.1         Title to Premises..............................................................8
    5.2         Condition of the Premises......................................................8
    5.3         Quiet Enjoyment................................................................9

6.  Alterations, Additions and Removal.........................................................9
    6.1         Alterations, Additions and Removal.............................................9
    6.2         Disposal of Equipment.........................................................10

7.  Lessee's Right to Mortgage Its Leasehold Interest.........................................10
    7.1         Lessee's Right to Encumber and Mortgage this Leasehold........................10
    7.2         Amendments Required By Leasehold Mortgages....................................10

8.  Assignments and Subleases; Merger and Sale of Assets......................................11
    8.1         Assignment....................................................................11
    8.2         Sublease......................................................................12

9.  Permitted Contests........................................................................13

10. Casualty and Condemnation.................................................................14



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
    10.1        Casualty......................................................................14
    10.2        Condemnation..................................................................15
11. Right of Entry............................................................................16

12. Events of Default; Costs..................................................................16
    12.1        Default; Notice and Cure; Remedies............................................16
    12.2        Costs and Expenses............................................................18

13. Environmental Matters.....................................................................18
    13.1        Warranty of Lessors...........................................................18
    13.2        Covenant of Lessee............................................................20
    13.3        Compliance with Laws..........................................................21
    13.4        Remediation...................................................................21

14. Notices, Demands and Other Instruments....................................................22

15. Separability; Binding Effect; Governing Law...............................................22

16. Headings and Table of Contents............................................................22

17. Counterparts..............................................................................22

18. Memorandum of Lease.......................................................................23

19. Assignment of Existing Leases.............................................................23

20. No Partnership............................................................................23

21. Purchase of Equipment, Leasehold Improvements and Net Working Capital at End of Term......23

22. Department of Health and Human Services Regulation........................................24

23. Representations and Warranties............................................................24

24. Guaranty..................................................................................24

25. Expenses..................................................................................25

26. The Asset Purchase Agreement and Schedules................................................25



                                      ii


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                                    SCHEDULES


    Schedule A, Part I            Land

    Schedule A, Part II           Permitted Encumbrances

    Schedule B                    Equipment

    Schedule C, Part I            Deferred Maintenance Items

    Schedule C, Part II           Proposed Street Modifications

    Schedule C, Part III          Rent Rolls

    Schedule D, Part I            Environmental

    Schedule D, Part II           Underground Storage Tanks

    Schedule D, Part III          Collection Dumps, Pits and Disposal Facilities





                                      iii
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                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease"), made as of the 19th day of May, 2004 by and between the County of Dona Ana, New Mexico, whose address is 180 West Amador, Las Cruces, New Mexico 88001 (the "County") and the City of Las Cruces, New Mexico, whose address is P.O. Box 20000, Las Cruces, New Mexico 88004 (the "City"), and PHC-Las Cruces, Inc., a New Mexico corporation ("Lessee") and a wholly-owned subsidiary of Province Healthcare Corporation (the "Parent"), whose address is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

                                   WITNESSETH:

         1. Lease of Premises and Equipment. In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, the City and the County (collectively, "Lessors"), hereby lease to Lessee, and Lessee hereby leases from Lessors, the property commonly known as Memorial Medical Center (the "Hospital") consisting of: (i) the parcel(s) of land located in the County, as described on Schedule A,
Part I, attached hereto and made a part hereof for all purposes (the "Land"),
(ii) all buildings, structures, "Fixtures" (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Improvements");
(iii) all easements, rights and appurtenances relating to the Land and the Improvements (collectively, the "Appurtenant Rights"); (iv) all equipment, machinery, fixtures, and other items of property, including all components thereof, now and hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, (collectively the "Fixtures"); and (v) all equipment, furnishings, furniture, trade fixtures and other personal property used in connection with medical-surgical hospital, urgent care and medical office building operations and businesses on the Premises (as hereinafter defined), all as more particularly described on Schedule B (collectively the "Equipment"). The Land, the Improvements, the Appurtenant Rights and the Fixtures are hereinafter referred to collectively as the "Premises."

         2. Term; Right of Termination; No Alienation of Premises; Conveyance Requirements.

            2.1 Term. The Premises and the Equipment are leased for a term of forty (40) years (the "Term"), commencing on June 1, 2004 (the "Commencement Date") and ending on May 31, 2044, unless and until the term of this Lease shall be terminated as hereinafter provided or extended as the parties might agree, subject to New Mexico State Board of Finance approval if needed. Any extension of the Term hereof shall be referred to as an "Extended Term."

            2.2 Right to Terminate. Lessors shall have the right, from and after the third anniversary of the Commencement Date and continuing throughout the remainder of the Term or any Extended Term, to terminate this Lease without cause upon one hundred eighty (180) days prior written notice to Lessee; provided, however, in the event Lessors deliver such written notice to Lessee, Lessee shall have the option for one hundred twenty (120) days after its receipt of any such notice, to purchase from Lessors for the aggregate purchase price of One Hundred Dollars ($100.00) all of the Premises and the Equipment by delivering to Lessors written notice of its exercise of such option within said one hundred twenty (120) day period.

            2.3 No Alienation of Premises. Except as provided in this Section 2.3, during the Term or any Extended Term, Lessors shall not convey, transfer or otherwise alienate the Premises or any interest therein to any person or entity except Lessee or an affiliate or designee thereof.

                (a) During the Term or any Extended Term hereof, and for a period of (120) days thereafter, Lessors shall, prior to any proposed sale, transfer or assignment of all or any portion of their ownership interest in the Premises, provide Lessee with written notice of the material terms and conditions of the proposed sale, transfer or assignment. Lessee shall have the option, to be exercised by delivering to Lessors written notice of such exercise within thirty (30) days from the receipt of notice from Lessors of such a proposed sale, transfer or assignment, to purchase from Lessors the Premises for an amount equal to the then-current fair market value of the Premises (less unamortized payments of Rent (as defined herein)), as determined by a third party appraisal to be prepared by an independent appraiser mutually agreed upon by Lessee and Lessors. If Lessee fails to (i) exercise such option within such thirty (30) day period or (ii) close the purchase within the period specified in
Section 2.4 hereof, Lessors shall be entitled to proceed with the proposed sale, transfer or assignment as originally specified in the notice from Lessors, provided that if Lessors do not consummate such transaction within one hundred twenty (120) days after the expiration of the period during which Lessee had either the option to elect to acquire such interest of


                                       2
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Lessors or the right to consummate such acquisition after having elected said option, as the case may be, then the provisions hereof shall apply again to any proposed transaction.

                (b) Upon the completion of any such purchase by Lessee, this Lease and all obligations hereunder (including, but not limited to, the obligations to pay any additional rent) shall terminate, provided that neither party shall be released with respect to obligations and liabilities of Lessee and Lessors, actual or contingent, under this Lease which arose on or prior to the date of the closing of such purchase, unless specific provision therefor shall have been made in the instruments and agreements relating to such purchase.

                (c) All provisions contained in this Lease shall be binding upon any successor or assign of either Lessor upon any sale, transfer or assignment by either Lessor of all or any part of its ownership interest in the Premises.

                (d) To the extent allowed by law, Lessors shall not, during the Term or any Extended Term, sell, transfer, convey or assign all or any portion of their ownership interest in the Premises to any person or entity which is a competitor, or affiliate thereof, of Lessee or the Hospital at the time such sale, transfer, conveyance or assignment would otherwise take place.

                (e) Lessors shall not, during the Term or any Extended Term, sell, transfer, convey or assign all or any portion of their ownership interest in the Equipment.

            2.4 Conveyance Requirements. In the event Lessee exercises either its option to purchase from Lessors the Premises and Equipment as provided in
Section 2.2 or its option to purchase from Lessors the Premises alone as provided in Section 2.3, such purchase will be consummated within one hundred eighty (180) days of Lessee's applicable notice to Lessors. Lessors shall convey to Lessee or its designee by a quitclaim deed, good record and marketable title to the Premises and, if applicable, good and valid title to the Equipment, subject only to Permitted Encumbrances (as hereinafter defined), real estate taxes which are not delinquent and liens caused or created by Lessee, but free and clear of all mortgages, security deeds, liens, encumbrances and security interests securing any indebtedness of Lessors. The purchase price shall be paid in cash by wire transfer of immediately available funds at the time of the closing; provided that if the Premises have suffered any damage covered by the insurance described in Section 4.4, Lessors and the holders of any mortgages on the Premises shall pay to Lessee all of the proceeds of such insurance not previously paid to


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Lessee, or to the extent such proceeds have not been collected, assign to Lessee all of their respective rights and interests therein to Lessee; or at its election Lessee may reduce the purchase price paid by the amount of such proceeds and deduct such sum from the purchase price payable at the closing. Lessors shall be responsible for and shall pay one-half of all closing costs. Closing costs shall include the costs of title insurance, a survey, any escrow charges, costs of recording deeds and all documentary stamps and similar taxes on the recordation of the deeds. Each party shall be responsible for the fees of its respective counsel.

         3. Amount and Manner of Payment of Rent. Lessee shall pay to Lessors in lawful money of the United States, as prepayment of all rent payable hereunder for the Term, the aggregate amount of One Hundred Fifty Million Dollars ($150,000,000) (the "Rent"). One Hundred Thirty-Eight Million Dollars ($138,000,000) of the Rent shall be paid by wire transfer to one or more accounts designated by Lessors prior to Closing as defined in the Asset Purchase Agreement attached hereto (the "Asset Purchase Agreement"). The remaining Twelve Million Dollars ($12,000,000) of the Rent (the "Escrowed Funds") shall by paid by wire transfer at Closing to an escrow account established by the parties as described in Section 10 of the Asset Purchase Agreement.

         4. Covenants of Lessee and Lessors.

            4.1 Maintenance and Repair.

                (a) Lessee, at its own expense, will maintain all of the Improvements in at least as good condition as they now are, except for ordinary wear, tear, depreciation and obsolescence and damage by fire or other casualty.

                (b) All of the Equipment shall be maintained by Lessee in such repair and condition as similar equipment is maintained in other hospitals similar to and similarly located to the Premises in the State of New Mexico, but Lessee shall not be required to maintain any of the Equipment in any better condition than its present condition. In the event that Lessee decides for any reason that an item of Equipment is no longer required for its use, Lessee may dispose of the same in accordance with the provisions of Section 6.2. If Lessee elects to replace any lost, damaged or obsolete Equipment, such replacement item of equipment shall be deemed to be included as part of the Equipment, provided that the acquisition of any such replacement items of equipment shall be subject to the terms and provisions hereof, including without limitation Section 7. Subject to Sections 2.2 and 2.3, upon the expiration or termination of this Lease, Lessee shall, subject to the provisions of Section 7, return to Lessors all items of Equipment not


                                       4
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previously returned to Lessors in such condition as they are required to be maintained hereunder, ordinary wear and tear, damage and deterioration, and any loss or damage ordinarily covered by a policy of fire and extended coverages excepted. As used throughout this Section 4.1(b), "ordinary wear and tear" shall mean the wear, tear, damage and deterioration that would typically and ordinarily occur to a particular item of Equipment if used for a period of time equivalent to the term of this Lease in a medical-surgical hospital facility similar to the Premises; provided, however, notwithstanding the foregoing, Lessee shall not permit the condition of the Equipment to be in anything less than reasonably suitable, efficient and usable condition, or to be in less than reasonably good repair.

            4.2 Taxes and Utilities. Except as may be otherwise provided in
Section 6.9 of the Asset Purchase Agreement, Lessee shall pay, prior to delinquency: all taxes, assessments, levies, fees, charges for electricity, gas, water, sewer and all other utilities, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which during the Term or any Extended Term hereof, (i) are imposed or levied upon or assessed against the, Premises or the Equipment, or (ii) arise out of the operation, possession or use of the Premises. Lessee will furnish to Lessors, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. If any such assessment may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which become due and payable during the term. If any such assessment is for a period of time commencing before or extending beyond the term of this Lease, Lessee shall be liable only for the pro rata portion of such assessment as is applicable to the Term or any Extended Term hereof. After Closing, Lessors shall be under no obligation to furnish any utilities to the Premises and shall not be liable to Lessee for any interruption or failure in the supply of such utilities to the Lessee (except such obligations or liabilities, if any, arising (i) as a provider of utilities or
(ii) due to the gross negligence or willful misconduct of Lessors).

            4.3 Compliance With Laws. After Closing, Lessee, at its sole cost and expense, shall cause the Premises, including without limitation, any and all alterations, improvements, modifications, restorations, repairs and replacements thereof, to be in conformity with all laws, ordinances and regulations, and other governmental rules, orders and determinations now or hereafter enacted, made or issued, whether or not presently contemplated, applicable to the Premises or the use thereof (collectively "Legal Requirements"). In the event that the Premises are not now in conformity with all Legal Requirements, Lessors shall be responsible for promptly causing the Premises to conform with all Legal Requirements, at their sole cost and expense.



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

            4.4 Insurance.

                (a) Throughout the Term and any Extended Term, Lessee will maintain insurance on the Premises and the Equipment of the following character:

                           (i) Insurance against loss by fire, flood, lightning,
                  vandalism, malicious mischief and other risks which at the time are included under "extended coverage" endorsements with respect to the Premises, in an amount not less than 100% of the full replacement value of the Premises, exclusive of foundations, excavations, parking areas, drives, underground utilities and all other land improvements.

                           (ii) Comprehensive public liability insurance against
                  claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the amounts of $3,000,000 for bodily injury or death in any one occurrence and $1,000,000 for property damage.

                           (iii) Worker's compensation insurance to the extent
                  required by the law of the State of New Mexico and to the extent necessary to protect Lessors, the Premises and the Equipment against worker's compensation claims.

Such insurance shall be written by companies legally qualified in New Mexico to issue such insurance, and shall name Lessors and Lessee as insured parties as their interests may appear. No use shall be made by Lessee, or permitted by Lessee to be made, on, to, or of the Premises or Equipment, nor shall any act be done which would cause the cancellation of any insurance policy covering the Premises or Equipment, nor shall Lessee sell or permit to be kept, used or sold in and about the Premises or Equipment any article which may be prohibited by any such insurance policy. As used herein, "full replacement value" is the cost of replacing all improvements or replacements of substantially identical kind, quality and capacity without deduction for depreciation. Lessee shall provide certificates of such insurance to Lessors and shall provide Lessors with a minimum of thirty (30) days advance written notice prior to the cancellation, in whole or in part, of any such insurance policy covering the Premises and Equipment.

            4.5 Surrender of Premises. Upon the expiration or termination of the Term or any Extended Term, Lessee shall surrender the



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

Premises to Lessors in the condition in which they were upon the commencement of the Term, except as repaired, rebuilt, restored, altered, added to, as permitted or required hereby; and except further for ordinary wear and tear, normal deterioration and obsolescence, and damage due to causes reasonably beyond Lessee's control; and, if this Lease shall be terminated by Lessee pursuant to
Section 10.1, except for any damage resulting from any fire or other casualty.

            4.6 Use of Premises. Lessee may use and occupy the Premises for operation of a medical surgical hospital or other health care facility or facilities and the provision of such ancillary services and related, incidental uses as are appropriate or desirable in conjunction with the operation of such health care facilities and as are permitted by applicable Legal Requirements.

            4.7 Waiver of Subrogation. Lessors and Lessee on behalf of themselves and all others claiming under them, including any insurer, waive (insofar as and to the extent that such agreement may be effective without invalidating or making it unreasonably difficult or expensive to secure insurance coverage from a responsible insurance company doing business in the State of New Mexico) all claims against each other, including all rights of subrogation, for loss or damage to their respective property (including, but not limited to, the Premises and the Equipment) arising from fire, smoke damage, windstorm, hail, vandalism, theft, malicious mischief and any of the other perils insured against in an "all risk" of physical loss policy, regardless of whether insurance against those perils is in effect with respect to such party's property and regardless of the negligence of either party. If either party so requests, the other party shall obtain from its insurer a written waiver of all rights of subrogation that it may have against the other party.

            4.8 Remedies for Breach of Contract. Lessee shall have as its sole remedies the right to pursue specific performance (which shall be limited to the performance of specific acts and shall not include payment of monies, except to the extent paid out of the Escrowed Funds), and the right to recover from the Escrowed Funds Losses (as defined in Section 10.1 of the Asset Purchase Agreement) suffered or incurred by Lessee by reason of any breach hereof and to the extent and in the manner described herein or in the Asset Purchase Agreement or pursuant to the terms of the Escrow Agreement attached as Appendix 2.2(ix) thereto.

            4.9 Annual Review. In addition to such other arrangements upon which the parties may agree to ensure that both Lessors and Lessee are appropriately informed on an ongoing basis of the parties' respective performance under the Lease and APA, Lessors shall have the right on an annual basis to meet with Lessee or its designated representatives to receive a report concerning and to review the fulfillment of Lessee's obligations under this Lease and the Asset Purchase Agreement, and to review and discuss the continuum of care provided by Lessee for the residents of the City and the County.

            4.10 Expanded Care Payments. In exchange for Lessee's agreement to provide the Expanded Care Services, as defined in Section 6.5(a) of the Asset Purchase Agreement, Lessors agree to compensate Lessee for providing such Expanded Care Services during the initial thirty-six (36) months of the Term (the "Expanded Care Payments"). Lessors shall so compensate Lessee in an amount equal to the cost to Lessee of providing such Expanded Care Services up to Six Hundred Thousand Dollars ($600,000) per month during the initial twelve (12) months of the Term and up to Five Hundred Thousand Dollars ($500,000) per month during months thirteen (13) through thirty-six (36) of the Term. The Expanded Care Payments shall be paid to Lessee on a quarterly basis upon Lessee's submission to Lessors of documentation of unreimbursed services rendered by Lessee at the Hospital for such Expanded Care Services during the previous quarter. Funds provided by the Expanded Care Payments shall be used in Lessee's sole discretion for the sole purpose of providing Expanded Care Services. The Expanded Care Payments shall be payable and collectable solely from a segregated fund established by Lessors at Closing into which Nineteen Million Two Hundred Thousand Dollars ($19,200,000) of the proceeds from the Rent shall be deposited. Any amounts remaining in that fund after all obligations in this Section 4.10 have been met shall be released to Lessors from this segregated fund. Nothing in this Section 4.10 shall be interpreted to affect Lessee's obligations to provide Expanded Care Services continuously throughout the Term and any Extended Term.

         5. Title and Condition of Premises and Equipment.

            5.1 Title to Premises. Lessors covenant, represent and warrant that Lessors have full right and lawful authority to enter into this Lease for the term hereof, are lawfully seized of the Premises and the Equipment and have good and valid fee simple title to the Premises and good title to the Equipment, free and clear of all liens and encumbrances, except those listed on Schedule A, Part II (the "Permitted Encumbrances").

            5.2 Condition of the Premises. The Premises is being leased "As Is, Where Is and With All Faults." Notwithstanding the foregoing, except as set forth in Schedule C, Part I, to Lessors' best knowledge, the Premises are in good operating condition and repair ordinary wear and tear excepted and Lessors do not know of any material defect, structural or other, therein. Except as set forth in Schedule C, Part I, to Lessors' best knowledge, there are no material deferred maintenance items and none of the Equipment nor

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any of the buildings, structures, fixtures or improvements which are part of the
Premises are in need of any maintenance, repair or replacement, except for ordinary routine periodic maintenance of the kind usually required from time to time at similar facilities. Lessors have not received any notice, and have no knowledge of any violation of any building, zoning or other law, ordinance or regulation in respect of such property or structures or their use by Lessors or their predecessor. Except as set forth on Schedule C, Part II, to Lessors' best knowledge, there is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Premises or that would materially adversely affect the current or planned use of the Premises or any part thereof. Schedule C, Part III contains rent rolls for each building in which Lessors lease or sublease space to tenants, which rent rolls identify each building and its total square footage, and, with respect to each lease or sublease, identify (a) the tenant or subtenant, (b) the number of square feet leased or subleased, (c) the term commencement date and expiration date, (d) the rent and payment terms thereof, and (e) tenant's suite number.

            5.3 Quiet Enjoyment. So long as no Event of Default (as hereinafter defined) has occurred and is continuing, Lessee shall peaceably and quietly have, hold, occupy and enjoy the Premises and all the appurtenances thereto, without hindrance or molestation from Lessors or any other persons or entities whatsoever claiming by, through or under Lessors.

         6. Alterations, Additions and Removal.

            6.1 Alterations, Additions and Removal. (a) Lessee may, at its expense, make additions to and alterations of the Improvements, and construct additional improvements upon the Land and the Improvements, provided that (i) the market value of the Premises shall not be materially lessened thereby; (ii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder; and (iii) no material part of the Improvements shall be demolished unless (A) the same are replaced by other improvements which are required by Lessee in connection with its intended use of the Premises, or (B) Lessors' prior consent shall have been obtained, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing or any other provision to the contrary herein, Lessee shall obtain the prior written approval of Lessors, which approval shall not be unreasonably withheld, conditioned, or delayed prior to making any single alteration or improvement that is anticipated to cost in excess of Thirty Million Dollars ($30,000,000). Upon Lessors' written request, Lessee shall make an annual report to Lessors of any such projected alterations or improvements.

                (b) Provided that Lessee complies with all relevant local ordinances related to exterior signage, Lessee may place upon the Premises any trade fixtures, machinery, equipment, materials, inventory, furniture and/or other personal property belonging to Lessee or third parties (collectively, "Lessee's Personal Property"), whether or not the same shall be affixed to the Premises, which are or are intended to be used in connection with any of Lessee's business operations on the Premises. Lessee may remove any of Lessee's Personal Property at any time during the Term or any Extended Term; provided, however, Lessee shall repair any damage to the Premises caused by such removal.

            6.2 Disposal of Equipment. If Lessee shall determine at any time, or from time to time, that any item or items of Equipment are obsolete or are no longer suitable for Lessee's use in connection with Lessee's business or operations at the Premises, Lessee may sell, transfer, exchange, or otherwise dispose of such item or items in such manner for such consideration and as Lessee may, in its sole discretion, deem appropriate. If requested by Lessee, Lessors shall deliver to Lessee or to Lessee's designee a bill of sale or other document or instrument of conveyance, in form and substance reasonably satisfactory to Lessee, duly executed and acknowledged by Lessors, which shall be sufficient to convey and transfer to Lessee or its designee all of Lessors' right, title and interest in and to the item or other document or instrument of conveyance, free and clear of all liens and encumbrances whatsoever. Lessee may retain as its sole and absolute property the proceeds, whether they be cash, exchanged property or other, of any sale, transfer, exchange or other disposition of any such item or items.

         7. Lessee's Right to Mortgage Its Leasehold Interest.

            7.1 Lessee's Right to Encumber and Mortgage this Leasehold. At any time during the term of this Lease, Lessee may mortgage, hypothecate or otherwise encumber Lessee's leasehold estate under this Lease in respect to its interests in any or all of the Premises and Equipment to secure indebtedness of Lessee under one or more leasehold mortgages or other debt instruments and may assign this Lease as security therefor.

            7.2 Amendments Required By Leasehold Mortgages. Lessors and Lessee shall cooperate in affecting to this Lease by suitable amendment or modification from time to time any terms or provisions which may reasonably be requested by any leasehold mortgagee, including the subordination of Lessors' interest in the Premises and Equipment, for the purpose of allowing such leasehold mortgagee reasonable means to protect or preserve its lien upon Lessee's leasehold interest under this Lease on the occurrence of a default under the terms of this Lease; provided, however, that no such leasehold mortgagee shall acquire any ownership interest in the Premises or Equipment. Lessors and Lessee each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any document appropriate to effect any such amendment; provided, however, that any such amendment shall not in any way affect Sections 2, 3 or 4.6 of this Lease, or, except for the subordination of Lessors' interest in the Premises and Equipment, without the prior written approval of Lessors, which will not be unreasonably withheld, conditioned or delayed, modify any other provision of this Lease in a manner which materially adversely affects Lessors.

         8. Assignments and Subleases; Merger and Sale of Assets.

            8.1 Assignment.

                (a) Lessee and its permitted assigns, with the prior written consent of Lessors, which consent shall not be unreasonably withheld, conditioned or delayed, may assign this Lease, in whole or in part from time to time as provided herein. The consent of Lessors pursuant to this Section 8.1 shall not constitute a waiver of the necessity for consent to any subsequent assignment and Lessee shall remain fully liable under this Lease and shall not be released from any such liability except by written instrument expressly setting forth such release executed by Lessors. Notwithstanding the foregoing, Lessee shall be entitled to assign the Lease to an affiliate of Lessee without obtaining such consent.

                (b) For purposes of this Section 8.1, the following events shall be deemed an assignment: (a) a transfer or sale of fifty percent (50%) or more of the voting interest or stock of Lessee to a third party which was not an affiliate of Lessee immediately prior to such transfer or sale, or (b) the merger or consolidation of Lessee with and into a third party which was not an affiliate of Lessee immediately prior to such merger or consolidation (other than a merger or consolidation in which Lessee is the surviving entity thereof). Any such transfer, sale, merger or consolidation will be deemed an assignment requiring the prior written consent of Lessors and will not operate to release Lessee from any liability hereunder.

                (c) For purposes of this Section 8.1, an assignment shall specifically exclude (a) a transfer or sale of fifty percent (50%) or more of the voting interest or stock of Parent to a third party, (b) the merger or consolidation of Parent with a third party or (c) the sale of substantially all the assets of Parent. Any such transfer, sale, merger or consolidation will not be deemed an assignment requiring the prior written consent of Lessors and will operate to release Parent from any and all liability hereunder; provided, however, in the event of a sale of Parent's assets whereby the Premises and Equipment are transferred to a third party acquirer, Parent shall not consummate such a transaction without having first required such third party acquirer, or an affiliate thereof having a net worth no less than that of Lessee at the time of such transaction, to enter into a written agreement pursuant to which such acquirer or affiliate thereof assumes Lessee's obligations hereunder.

                (d) Notwithstanding any provision of this Section 8.1 to the contrary, Lessee shall, prior to any assignment of this Lease in whole or in part, provide Lessors with written notice of the material terms and conditions of the proposed assignment. Lessors have a right of first refusal for thirty
(30) days from the receipt of such notice in which to agree to take assignment of the Lease on the same price, terms and conditions specified in such notice. If Lessors elect to take assignment of the Lease on such price, terms and conditions, Lessors shall consummate such assignment within one hundred twenty
(120) days from the date on which it received from Lessee notice of the proposed assignment. If Lessors fail to consummate such assignment within such one hundred twenty (120) day period, Lessee shall be entitled to proceed with the proposed assignment, provided that if Lessee does not consummate such assignment within one hundred twenty (120) days after the expiration of the period during which Lessors had either the option to elect to take assignment of the Lease or the right to take such assignment after having elected said option, as the case may be, then the provisions hereof shall apply again to any proposed assignment. Notwithstanding the foregoing, the notice requirement and right of first refusal provided for in this Section 8(1)(d) shall not be applicable to any assignment that is to be made as an element of or in connection with a transaction involving Parent, or any affiliate thereof, in which one or more other hospitals owned or leased by Parent, or an affiliate thereof, is to be sold, transferred or conveyed to one or more third-parties.

                (e) Upon the completion of any such assignment by Lessee to Lessors as provided in Section 8.1(d), all of Lessee's obligations under this Lease (including, but not limited to, the obligations to pay additional rent) shall terminate, provided that neither party shall be released with respect to obligations and liabilities of Lessee and Lessors, actual or contingent, under this Lease which arose on or prior to the date of the closing of such assignment, unless specific provision therefor shall have been made in the instruments and agreements relating to such purchase.

         8.2 Sublease. Except as provided for herein, Lessee shall not sublet the Premises or any part thereof to any third party (other than affiliates of Lessee) without the prior written consent of Lessors, which consent shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding the foregoing, Lessee is permitted, without obtaining Lessors' consent, to sublease the Premises in part to any third party so long as the aggregate amount of space so subleased within the Hospital does not exceed thirty percent (30%) of the total square footage of the Hospital. Any sublease of all or any portion of the Premises shall provide that it is subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination of this Lease, Lessors may, at Lessors' option, take over all of the right, title and interest of Lessee, as sublessor under such sublease, and the sublessee under such sublease shall, at Lessors' option, attorn, to Lessors and Lessors shall acknowledge sublessee's rights in, to and under such sublease, except that neither Lessors nor any mortgagee of the Land, as holder of a mortgage or as Lessors under this Lease if such mortgagee succeeds to that position, shall (a) be liable for any act or omission of Lessee under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such sublessee against Lessee, (c) be bound by any previous modification of such sublease, (d) be bound by any covenant of Lessee to undertake or complete any construction project on the Premises, (e) be required to account for any security deposit of the sublessee other than any security deposit actually delivered to Lessors by Lessee, (f) be bound by any obligation to make any payment to such sublessee or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, (g) be responsible for any monies owing by Lessors to the credit of Lessee, or (h) be required to remove any person occupying the Premises or any part thereof; and such sublease shall provide that the sublessee thereunder shall, at the request of Lessors, execute a suitable instrument in confirmation of such agreement so to attorn to Lessors. No subletting shall in any way impair the continuing primary liability of Lessee hereunder, and no consent (to the extent consent is required) to any subletting in a particular instance shall be deemed to be a waiver of the obligation to obtain the Lessors' written approval in the case of any other or further subletting. No assignment, subletting or occupancy shall affect the permitted use of the Premises. Any subletting, assignment or other transfer of Lessee's interest in this Lease in contravention of this Section 8.2 shall be voidable at Lessors' option.

         9. Permitted Contests. Notwithstanding any provision of this Lease to the contrary, Lessee shall not be required, nor shall Lessors have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent (except Rent, additional rent and any other sums due hereunder payable to or for the benefit of Lessors), charge, lien or encumbrance, or to comply with any Legal Requirement applicable to the Premises or the use thereof, as long as Lessee is contesting the existence, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and which also shall prevent the sale, forfeiture or loss of the Premises or any Rent, or to satisfy the same or Legal Requirements, and which shall not affect the payment of any Rent, provided that such contest shall not subject Lessors to the risk of any material civil liability. Lessee shall give such reasonable security as may be demanded by Lessors, or any mortgagee to insure ultimate payment of such tax, assessment, levy, fee, rent, charge, lien, or encumbrance and compliance with Legal Requirements and to prevent any sale or forfeiture of the Premises, any Rent, any additional rent or any other sum required to be paid by Lessee hereunder.

         10. Casualty and Condemnation.

             10.1 Casualty.

                  (a) Except as hereinafter provided, if any of the Improvements shall be damaged or destroyed by fire or any other casualty covered by a standard policy of fire and extended coverage insurance, as required pursuant to
Section 4.4 hereof, the proceeds of such insurance remaining after payment of the costs, if any, of collection and recovery thereof (the "Net Proceeds)" shall be paid over to Lessee and Lessee shall, to the extent the Net Proceeds are sufficient therefor, thereafter commence and diligently prosecute to completion, at Lessee's sole expense, the repair or rebuilding of the Improvements or portion thereof which was damaged, in a good and workmanlike manner, in accordance with plans and specifications satisfactory to Lessee and consented to in writing by Lessors, which consent shall not be unreasonably withheld, conditioned or delayed, provided that the Improvements upon completion of such repair or rebuilding shall have a value which is not substantially less than the value of the Improvements immediately prior to the damage or destruction.

                  (b) Section 10.1(a) notwithstanding, in the event that either
(i) the damage or destruction with respect to any building ("Building") which is a part of the Improvements is so extensive that it cannot be rebuilt, restored or repaired as required in Section 10.1(a) within one hundred twenty (120) days after such occurrence, as determined by Lessee in its reasonable judgment, or
(ii) any such damage or destruction occurs during the last two years of the Term or any Extended Term, then Lessee shall have the right to terminate this Lease with respect to the damaged or destroyed Building, but no other part of the Premises, by giving written notice thereof to Lessors within sixty (60) days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction; provided that, if the Building which suffered such damage or destruction is the main building comprising the Hospital, then Lessee shall have the right to terminate this Lease in its entirety by giving written notice thereof to Lessors within sixty (60) days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction. In the event of a termination of this Lease either in whole or in part pursuant to this Section 10.1(b) the Net Proceeds of insurance shall be paid to the Lessee. Lessee shall be entitled to retain such portion of the Net Proceeds equal to a percentage determined by multiplying the number of years remaining in the Term or Extended Term, as the case may be, by
2.5 (for example, if the termination occurs after the fifth (5th) but prior to the sixth (6th) anniversary of the Commencement Date, Lessee shall be entitled to retain 87.5% of the Net Proceeds), and Lessors shall receive the remainder thereof.

             10.2 Condemnation.

                  (a) If (i) the Premises are taken by an entity with the power of eminent domain ("Condemning Authority") or if the Premises are conveyed to a Condemning Authority by a negotiated sale, or if part of the Premises are so taken or conveyed such that any of the Improvements cannot be rebuilt in a manner permitting Lessee again to use the Premises without substantial interference or diminution in value of its business operations, or (ii) due to any such taking or conveyances, access to the Premises or any part thereof by motor vehicles or trucks as operated by Lessee, its contractors, employees, patients and invitees in the course of Lessee's business as theretofore conducted, is substantially impaired or terminated; then in any such event, Lessee may terminate this Lease by giving Lessors written notice any time after the occurrence of any of the foregoing and such termination shall be effective sixty (60) days prior to the date possession is scheduled to be taken by the Condemning Authority.

                  (b) If part of the Premises or any Building (other than the main Building comprising the Hospital), or a substantial part of any thereof, is so taken or conveyed without substantially interfering with the use of the Premises as a whole or substantially lessening the value of Lessee's business operations, this Lease shall not terminate, except to the extent hereinafter provided. In such event, Lessee shall have the option to terminate this Lease in respect to any Building which is subject to such taking or conveyance by notifying the Lessors prior to or within sixty (60) days after the date title is to be or has been transferred to the Condemning Authority, and Lessee shall be entitled to all awards and payments made or to be made by the Condemning Authority to the Lessors, provided, however, if Lessee elects not to exercise such termination option, Lessors shall, subject to Section 10.2(c) below, apply such portions of any award or payment made to Lessors for such taking or conveyance as is necessary to pay the cost of rebuilding, repairing or restoring the Building or the Premises to a complete architectural unit suitable for Lessee's use and business as it was conducted prior to such taking or conveyance.

                  (c) In the event this Lease is terminated in part pursuant to
Section 10.2(b) above, Lessee shall be entitled to retain such percentage of the award or payment equal to a percentage determined by multiplying the number of years remaining in the Term or Extended Term, as the case may be, by 2.5, and Lessors shall receive the reminder of the award or payment.

                  (d) If this Lease is terminated pursuant to Section 10.2(a) above, Lessors and Lessee shall be released and discharged from all liabilities arising or accruing under this Lease subsequent to the effective date of termination.

         11. Right of Entry. Upon not less than seventy-two (72) hours prior written notice to Lessee, Lessors and its agents and designees may enter upon and examine the Premises at reasonable times for the purpose of determining the condition of the Premises, and may show the Premises to prospective purchasers, mortgagees or lessees as long as such examination or showing shall not unreasonably interfere with the business operations of Lessee on the Premises or the safety or privacy rights of Lessee's patients.

         12. Events of Default; Costs.

             12.1 Default; Notice and Cure; Remedies. The following shall be deemed to be events of default ("Events of Default") by Lessee under this Lease:

                  (a) if Lessee shall default in the payment of Rent or any other sums payable by Lessee hereunder, and such default shall continue for a period of thirty (30) days after Lessee receives written notice thereof from Lessors;

                  (b) if Lessee shall default in the performance of any other material covenant or agreement hereunder or under the Asset Purchase Agreement and such default shall continue for thirty (30) days after written notice thereof and Lessee does not, within such thirty (30) day period, commence to cure it and thereafter proceed, with due diligence, to cure it as soon as is reasonably practicable under the circumstances;

                  (c) if Lessee shall fail to cause the Premises to be materially in conformity with a material Legal Requirement or another material contract, agreement, covenant, condition, restriction applicable to the lease, occupancy or use of the Premises, as set forth in Section 4.3 hereof, and such failure shall continue for thirty (30) days after written notice thereof and Lessee does not, within such thirty (30) day period, commence to cure it and thereafter proceed, with due diligence, to cure it as soon as is reasonably practicable under the circumstances;

                  (d) if a decree or order by a court of competent jurisdiction shall have been entered adjudging Lessee bankrupt or insolvent or appointing a receiver or trustee or assignee in bankruptcy or insolvency of all or substantially all of its property, and any such decree or order shall have continued in force undischarged or unstayed for a period of sixty (60) days;

                  (e) if Lessee ceases to maintain the Hospital as a full-service general acute care hospital by not sustaining the same types and level of services as currently provided, or as a facility providing services substantially equivalent thereto, or fails to provide the services (and fulfill the obligations) required of it by Section 6.5 of the Asset Purchase Agreement, or otherwise abandons or vacates the Premises during the Term or any Extended Term; or

                  (f) if Lessee loses or forfeits its license to operate the Hospital as an acute care hospital, or as a facility providing services substantially equivalent thereto, or loses, if eligible thereof, its Medicare or Medicaid certification; provided, however, that Lessee may take such action as it may deem reasonably necessary to seek reinstatement or recertification, including commencement of any such administrative and/or judicial proceedings, and no Event of Default shall occur for so long as Lessee shall continue to use reasonable efforts to cure such loss or forfeiture default and until such time as all of the administrative and/or judicial remedies have been exhausted and such proceedings have resulted in final judicial determination that is adverse to Lessee's operation of the Hospital as an acute care hospital, or as a facility providing services substantially equivalent thereto.

Upon the occurrence of any such Event of Default, Lessors shall have, to the extent such remedies and rights are not duplicative, in addition to any and all other legal remedies and rights, the right to pursue specific performance, or shall have the right to perform any covenant or agreement violation or non-performance of which has caused an Event of Default and to the extent sums are expended in connection therewith, and add such sums to the Rent due from Lessee to Lessors. In the event (i) an Event of Default occurs and remains uncured after Lessors have pursued to a final conclusion an action for specific performance as aforesaid, (ii) an Event of Default occurs and remains uncured and Lessors have not elected to pursue an action for specific performance, or
(iii) the Event of Default is not of a nature which Lessee can reasonably cure, Lessors shall have the right to terminate this Lease or retake possession of the Premises by eviction, re-entry or otherwise; provided, however, that such rights shall not apply if the reason the Event of Default remains uncured is because of a finding by a court of competent jurisdiction that Lessors are not entitled to the relief sought before such court in connection with such Event of Default due to an act, omission or course of conduct of either or both of Lessors.

             12.2 Costs and Expenses. If Lessee should fail to make any payment or cure any default hereunder within the time herein permitted, Lessors, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee, and thereupon Lessee shall be obligated to, and hereby agrees, to pay Lessors, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Lessors in taking such remedial action.

         13. Environmental Matters.

             13.1 Warranty of Lessors. Lessors hereby represent and warrant to the Lessee, the following environmental matters. Except as set forth on Schedule D, Part I or as specifically disclosed in the Environmental Report:

                  (a) To the best of Lessors' knowledge, each Lessor and Memorial Medical Center, Inc. ("MMCI") are currently in compliance with all Environmental Laws which compliance includes but is not limited to the possession by each Lessor and MMCI of all permits and other governmental authorization required under applicable Environmental Laws and in compliance with the terms and conditions thereof to operate the business as currently conducted through the Hospital.

                  (b) Neither Lessors nor, to the best of Lessors' knowledge, MMCI has stored, disposed of or arranged for disposal of any Materials of Environmental Concern on any of the Premises, except in compliance with applicable Environmental Laws, nor do Lessors or MMCI have any knowledge of such storage, disposition or arrangement for disposition by any other party.

                  (c) Neither Lessors nor, to the best of Lessors' knowledge, MMCI has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that any Lessor or MMCI is not in full compliance with Environmental Laws, and, to the knowledge of Lessors, there are no circumstances that may prevent and interfere with such full compliance in the future. There is no Environmental Claim pending or, to the knowledge of Lessors, threatened against any Lessor or MMCI.

                  (d) During the period Lessors have owned the Assets (as defined in the Asset Purchase Agreement) and, to the knowledge of Lessors, prior to such ownership, to Lessors' best knowledge, there have been no actions, activities, circumstances, conditions, events or incidents, including without limitation the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against any Lessor or MMCI, and Lessors do not know of any such actions, activities, circumstances, conditions, events or incidents prior to Lessors' ownership of the Hospital.

                  (e) Without in any way limiting the generality of the foregoing, to Lessors' best knowledge, (i) all current underground storage tanks, and the capacity, uses, date of installation, and contents of such tanks, located on the Premises are identified on Schedule D, Part II; (ii) there are no, nor have there ever been, any collection dumps, pits, and disposal facilities or surface impoundments located on the Premises except as identified on Schedule D, Part III; (iii) all underground storage tanks are in full compliance with the Environmental Laws; (iv) except as disclosed in the Environmental Report, there is no asbestos contained in or forming part of any facility of the Premises; and (v) no PCBs have been used or stored on the Premises.

                  The following terms shall have the following meanings:

                  "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location which is or has been owned, leased or operated by Lessors or MMCI or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Laws" means the federal, state (including specifically, but not by way of limitation, the State of New Mexico), and local environmental, or health laws, regulations, ordinances, rules and policies and common law in effect on the date hereof and the Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Closing Date, including, without limitation, the statutes listed below:

                  Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq.

                  Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq.

                  Federal Clean Air Act, 42 U.S.C. ss. 7401, et seq.

                  Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. ss. 1251, et seq.

                  Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. ss. 136, et seq.

                  Federal Hazardous Materials Transportation Act, 48 U.S.C. ss. 1801, et seq.

                  Federal Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.

                  Federal Safe Drinking Water Act, 42 U.S.C. ss. 300f, et seq.

                  "Hazardous Substances" means any toxic or hazardous waste, pollutants or substances, including, without limitations, asbestos, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substance," "toxic substance," "toxic pollutant," or similarly identified substance or mixture, in or pursuant to any Environmental Law.

                  "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, including Hazardous Substances.

                  "Hazardous Substances" means any toxic or hazardous waste, pollutants or substances, including, without limitations, asbestos, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substance," "toxic substance," "toxic pollutant," or similarly identified substance or mixture, in or pursuant to any Environmental Law.

                  "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, including Hazardous Substances.

             13.2 Covenant of Lessee. Except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business, medical specialty or profession or who operate medical facilities similar to those located in and on the Premises, and which are used and kept in compliance with applicable public health, safety and environmental laws, Lessee shall not allow any Hazardous Substance, or other toxic material or medical waste to be located in, on or under the Premises or allow the Premises to be used for the disposal of any Hazardous Substance or other toxic material.

             13.3 Compliance with Laws. Lessee shall at all times and in all respects comply with all federal, state or local laws, ordinances, regulations and orders applicable to the Premises or the use thereof relating to industrial hygiene, the handling, storage and disposal of medical waste, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substance, toxic material or medical waste, except where (i) the necessity of compliance is contested in good faith by appropriate proceedings, or (ii) the violation of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Premises.

             13.4 Remediation. If Lessee becomes aware of the presence of any Hazardous Substance in or on the Premises (except for those Hazardous Substances or other toxic material or medical waste brought, kept or used in or on the Premises by Lessee in commercial quantities similar to those quantities usually kept on similar premises by others in the same business, profession or medical specialty and which are used and kept in compliance with applicable public health, safety and environmental laws) or if Lessee becomes, or the Premises becomes, subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise cleanup the Premises, including but not limited to the removal of the "closed in place" underground storage tank identified on Schedule D, Part II or contamination related thereto, Lessee shall, at its own cost and expense, carry out and complete any repair, closure, detoxification, decontamination or other cleanup of the Premises; provided that Lessee shall not be responsible for any of the foregoing relating to any Hazardous Substance, or other toxic materials or medical waste located on, in or under the Premises on the Commencement Date or arising after the Commencement Date as a result of the acts of either or both of Lessors or of third parties, all of which shall be the responsibility of Lessors to the extent permitted by law. Lessors shall promptly execute and complete any required repair, closure, detoxification, decontamination or other clean-up of the Premises. In conducting any such activity, Lessors shall use their best efforts not to interfere with the operations of the business of Lessee or the Hospital. If either party fails to implement and diligently pursue any such repair, closure, detoxification, decontamination other cleanup of the Premises which is required hereunder, the other party shall have the right, but not the obligation, to carry out such action and to recover all of the costs and expenses of doing so from the other.

         14. Notices, Demands and Other Instruments. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when actually delivered or sent by a courier or express service guaranteeing overnight delivery, (i) if to Lessors, addressed to them at their respective addresses set forth above, (ii) if to Lessee, addressed to Lessee at its address set forth above. Lessors and Lessee each may from time to time specify, by giving fifteen (15) days notice to each other party, (i) any other address in the United States as its address for purposes of this Lease and
(ii) any other person or entity that is to receive copies of notices, offers, consents and other instruments hereunder.

         15. Separability; Binding Effect; Governing Law. Each provision of this Lease hereof shall be separate and independent and, the breach of any such provision by either party shall not discharge or relieve the other party from its obligations to perform each and every covenant to be performed by the non-breaching party hereunder. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by law; provided, however, the foregoing provisions of this sentence shall not be applied to this Lease or used in the interpretation thereof if to do so would result in either the Lessors or the Lessee being deprived to a substantial degree or extent of their respective "benefit of the bargain" provided for herein. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of Lessors and Lessee to the same extent as if each such successor and assign were named as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Lessors and Lessee. Any such change, modification or discharge made otherwise than as expressly permitted by this paragraph shall be void. This Lease shall be governed by and interpreted in accordance with the laws of the State of New Mexico.

         16. Headings and Table of Contents. The table of contents and the headings of the various Sections and Schedules of this Lease have been inserted for reference only and shall not be interpreted to effect, modify, amend or change the terms and provisions set forth in the sentences and paragraphs hereof.

         17. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. Memorandum of Lease. Upon request of either party hereto, the parties shall execute and deliver to each other duplicate originals of a Memorandum of this Lease, in recordable form, containing the minimum information required by law for recording the same; provided, however, that in any event such Memorandum shall include the legal description of the Land and shall set forth the Term, Extended Term, and the substance, terms and provisions of the options contained in Sections 2.2 and 2.3 hereof.

         19. Assignment of Existing Leases. Lessors hereby assign to Lessee all of their right, title and interest as Lessors in, to and under those certain leases affecting the Premises which are existing and in effect as of the Execution Date and listed on Schedule 1.1(b)(i) of the Asset Purchase Agreement and made a part hereof (hereinafter the "Existing Assumed Leases"), and Lessee hereby agrees to assume to the extent disclosed to Lessee, all of Lessors' obligations, covenants and agreements as Lessors under the Existing Assumed Leases arising from and after the Commencement Date. Lessee shall be entitled to collect and receive all such rents and other sums from the lessees under the Existing Assumed Leases payable or accruing on and after the Commencement Date, and Lessee and Lessors agree that the Existing Assumed Leases shall upon this assignment become subleases which are subject and subordinate to this Lease. Lessors have obtained any necessary third-party consents in respect of such subordination. To the extent Lessors were not required to and did not obtain the consent of a lessee (sublessee) under any Existing Assumed Lease, Lessee shall notify each such lessee (sublessee) under any Existing Assumed Lease of this assignment. To the extent the Lessors receive any rents relating to the Existing Assumed Leases, they shall promptly forward such rents to Lessee.

         20. No Partnership. The parties hereto intend the relationship created by this Lease to be that of lessors and lessee and do not intend for the arrangement between them to be a partnership for any purpose.

         21. Purchase of Equipment, Leasehold Improvements and Net Working Capital at End of Term. Upon expiration or termination of this Lease, except a termination pursuant to Section 2.2 or Section 2.3(b) hereof, Lessors may purchase: (i) all equipment owned by Lessee and used by Lessee in the operation of the Premises which has been purchased within the last three years prior to the date of such expiration or termination and; (ii) any and all leasehold improvements completed and/or installed by Lessee on or in the Premises within the last three years prior to the date of the expiration or termination; provided, however, Lessors shall not have the right to purchase such equipment without also purchasing such leasehold improvements and vice versa. If Lessors and Lessee do not reach agreement regarding Lessors' purchase of such equipment and leasehold improvements, Lessee may remove them from the Premises, providing only that in so removing them Lessee causes only so much damage to the Premises as is reasonable. Lessee shall be under no obligation to repair any such reasonable damage. Upon expiration or earlier termination of this Lease, Lessors, at their option, may purchase (i) all of the personal property owned by Lessee and used exclusively in the operations of the Premises and (ii) the Net Working Capital (defined as Patient Accounts Receivable (net of allowances), Other Receivables, Inventories and Other Current Assets less Accounts Payable and Accrued Expenses and Other) of Lessee relating to the operation of the Premises as of the last day of the Term or Extended Term, as the case may be, corresponding to the "Net Working Capital" items purchased by Lessee from Lessors pursuant to the provisions set forth in the Asset Purchase Agreement. The purchase price paid by Lessors for such personal property, equipment and leasehold improvements shall be the then net book value of such equipment, personal property and leasehold improvements at the date of expiration or earlier termination of this Lease, based on Lessee's books and records which shall be kept in accordance with generally accepted accounting principles consistently applied, except for the inclusion of footnotes and normal year end adjustments. Lessee shall transfer and convey the same by bill of sale, free of all liens and Lessors shall pay the purchase price in cash in return for delivery of a bill of sale.

         22. Department of Health and Human Services Regulation. Until the expiration of four years after the expiration or earlier termination of the Term of this Lease, Lessors will make available to the Secretary, U.S. Department of Health and Human Services, and the U.S. Comptroller General, and their representatives, this Lease and all books, documents, and records necessary to certify the nature and extent of Lessors' costs with respect to this Lease and the Premises. If Lessors carry out any of their duties under this Lease through a subcontract worth $10,000 or more over a 12-month period with a related organization, the subcontract will also contain an access clause to permit access by the Secretary, Comptroller General, and their representatives to the related organization's books and records.

         23. Representations and Warranties. All statements by the Lessors hereto or in the schedules, documents, instruments, or exhibits delivered to the Lessee pursuant hereto shall be deemed representations and warranties of the Lessors regardless of any investigation made by or on behalf of Lessee. Furthermore, the representations, warranties, covenants and agreements made by the Lessors herein shall survive the Closing.

         24. Guaranty. Parent hereby guarantees to Lessors the full and prompt payment and performance by Lessee of Lessee's financial obligations and duties under this Lease and any and all of Lessee's successors' or assigns' obligations and duties under this Lease provided, however, there shall be no obligation of Parent hereunder unless and until the Lessors have made commercially reasonable efforts to pursue Lessee's performance hereunder which, in no event, shall require the initiation of litigation against Lessee. Parent will pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by Lessors in any successful proceeding instituted to enforce the duties and obligations of Parent set forth in this Section 24 following any default on the part of Parent hereunder. Parent will execute and deliver such other agreements, documents and instruments as may be reasonably required to evidence further Parent's obligations set forth in this Section 24.

         25. Expenses. Each party shall pay their own fees and expenses and those of their agents, advisors, attorneys and accountants with respect to the Lease, the Asset Purchase Agreement and the documents contemplated herein and therein. The additional costs of the transactions contemplated hereby and by the Asset Purchase Agreement shall be paid in accordance with Section 12.7 of the Asset Purchase Agreement.

         26. The Asset Purchase Agreement and Schedules. The Asset Purchase Agreement and Schedules A, B, C and D, referred to in this Lease are hereby incorporated by reference herein.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first written above.


                                        LESSORS:

                                        CITY OF LAS CRUCES, NEW MEXICO

                                        By:    /s/  James A. Ericson
                                               -------------------------------
                                        Name:  James A. Ericson
                                        Title: City Manager


Attest:

  /s/  Esther Martinez
----------------------------
Deputy City Clerk



Signed, sealed and delivered
on the 21st day of May, 2004,
in the presence of:


  /s/  XXX
----------------------------
Witness


  /s/  Mary G. Espinosa
----------------------------
Notary Public
Dona Ana County, New Mexico

                                       LESSORS:

                                       COUNTY OF DONA ANA, NEW MEXICO

                                       By:    /s/  Brian D. Haines
                                              --------------------------------
                                       Name:  Brian D. Haines
                                       Title: County Manager



Attest:

  /s/  Rita Torres
----------------------------
County Clerk



Signed, sealed and delivered
on the 21st day of May, 2004,
in the presence of:


  /s/  XXX
-----------------------------
Witness


  /s/  Mary G. Espinosa
-----------------------------
Notary Public
Dona Ana County, New Mexico

                                       LESSEE:

                                       PHC - LAS CRUCES, INC.

                                       By:    /s/  Tom Anderson
                                          ------------------------------------
                                       Name:  Tom Anderson
                                       Title: Vice President


Signed, sealed and delivered
on the 6th day of May, 2004,
in the presence of:


  /s/  Melissa D. Smith
----------------------------
Witness


  /s/  Linda D. Miller
----------------------------
Notary Public
Davidson County, Tennessee


                                       PROVINCE HEALTHCARE COMPANY

                                       By:  /s/ Tom Anderson
                                          ------------------------------------
                                       Name:  Tom Anderson
                                       Title: Vice President


Signed, sealed and delivered
on the 6th day of May, 2004,
in the presence of:


  /s/  Melissa D. Smith
-----------------------------
Witness


  /s/  Linda D. Miller
-----------------------------
Notary Public
Davidson County, Tennessee